Exhibit 99.1

NEXTWAVE WIRELESS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 2, 2009, NextWave Wireless Inc. (“NextWave”) sold a 35% noncontrolling interest in its PacketVideo Corporation (“PacketVideo”) subsidiary to NTT DOCOMO, Inc. (“DOCOMO”), a customer of PacketVideo for $45.5 million. On October 8, 2010, NextWave sold the remaining 65% interest in its PacketVideo subsidiary for net proceeds of $106.5 million, after deducting estimated direct and incremental costs of $5.1 million (collectively, the “Transactions”).

The following unaudited pro forma condensed consolidated financial statements are presented for NextWave to illustrate the effects solely of the sale of PacketVideo to DOCOMO and the retention by NextWave of $12.5 million of the net proceeds for general working capital purposes and permitted investments, to pay estimated transaction costs and to retire outstanding debt. The unaudited pro forma condensed consolidated balance sheet as of July 3, 2010 illustrates the estimated effects of the sale of the remaining 65% interest in PacketVideo as if the sale had occurred on July 3, 2010. The unaudited pro forma condensed consolidated statements of operations for the six months ended July 3, 2010, and for the years ended January 2, 2010 and December 27, 2008 illustrate the estimated effects of the sales as if the Transactions were consummated on December 30, 2007. These pro forma adjustments and assumptions are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. Two years of unaudited pro forma condensed consolidated income statements have been provided as PacketVideo is included in discontinued operations in subsequent filings.

The unaudited pro forma condensed consolidated financial statements have been prepared using assumptions and estimates that NextWave management believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of NextWave. However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the sale of its PacketVideo subsidiary. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with accounting principles generally accepted in the United States of America.

The following unaudited pro forma condensed consolidated balance sheet as of July 3, 2010 and the unaudited pro forma condensed consolidated statements of operations for the six months ended July 3, 2010, and for the years ended January 2, 2010 and December 27, 2008 should be read in conjunction with the historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations of NextWave for the six months ended July 3, 2010 (unaudited) and for the years ended January 2, 2010 and December 27, 2008 (audited), including the related notes, filed with the Securities and Exchange Commission on Form 10-Q on August 10, 2010 and on Form 10-K on April 2, 2010, respectively.

NEXTWAVE WIRELESS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JULY 3, 2010

(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$31,576	$12,500	(a)	$44,076
Restricted cash and marketable securities	3,634	—		3,634
Wireless spectrum licenses held for sale	59,048	—		59,048
Prepaid expenses and other current assets	551	—		551
Current assets of discontinued operations	68,285	(63,815	)(b)	4,470

Total current assets	163,094	(51,315)		111,779
Wireless spectrum licenses, net	405,325	—		405,325
Property and equipment, net	3,821	—		3,821
Other assets	5,126	(40	)(c)	5,086

Total assets	$577,366	$(51,355)		$526,011

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,307	$—		$1,307
Accrued expenses	7,891	—		7,891
Current portion of long-term obligations	62,134	—		62,134
Other current liabilities	136	—		136
Current liabilities of discontinued operations	28,117	(22,362	)(b)	5,755

Total current liabilities	99,585	(22,362)		77,223
Deferred income tax liabilities	88,867	—		88,867
Long-term obligations, net of current portion	729,282	(91,301	)(c)	637,981
Other liabilities	5,674	—		5,674

Commitments and contingencies
Stockholders’ deficit:
Stockholders’ deficit attributed to NextWave	(360,551)	76,817	(d)	(283,734)
Noncontrolling interest in subsidiary	14,509	(14,509	)(d)	—

Total stockholders’ deficit	(346,042)	62,808		(283,234)

Total liabilities and stockholders’ deficit	$577,366	$(51,355)		$526,011

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NEXTWAVE WIRELESS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JULY 3, 2010

(in thousands, except per share data)

	Historical	Pro Forma Adjustments (e)	Pro Forma
General and administrative operating expenses	$13,874	$—	$13,874
Gain on sale of wireless spectrum licenses	12	—	12

Loss from operations	(13,862)	—	(13,862)

Other income (expense):
Interest income	514	—	514
Interest expense	(98,263)	—	(98,263)
Gain on extinguishment of debt	37,988	—	37,988
Other income, net	9,381	—	9,381

Total other income (expense), net	(50,380)	—	(50,380)

Net income (loss) from continuing operations	(64,242)	—	(64,242)
Loss from discontinued operations	(10,290)	2,298	(7,992)

Net loss attributed to NextWave	$(74,532)	$2,298	$(72,234)

Amounts attributed to NextWave common shares:
Loss from continuing operations	$(64,242)	$—	$(64,242)
Loss from discontinued operations, net of loss on divestiture of discontinued operations, taxes and net loss attributed to noncontrolling interest	(10,290)	2,298	(7,992)

Net loss attributed to NextWave common shares	$(74,532)	$2,298	$(72,234)

Net loss per share attributed to NextWave common shares – basic and diluted
Continuing operations	$(2.65)		$(2.65)
Discontinued operations	(0.42)		(0.33)

Net loss	$(3.07)		$(2.98)

Weighted average shares used in per share calculation	24,256		24,256

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NEXTWAVE WIRELESS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JANUARY 2, 2010

(in thousands, except per share data)

	Historical	Pro Forma Adjustments (e)	Pro Forma
Revenues	$50,693	$(50,693)	$—
Revenues – related party	9,537	(9,537)	—

Total revenues	60,230	(60,230)	—

Operating expenses:
Cost of revenues	21,735	(21,735)	—
Cost of revenues – related party	468	(468)	—
Engineering, research and development	22,046	(22,046)	—
Sales and marketing	8,832	(8,625)	207
General and administrative	44,303	(11,118)	33,185
Asset impairment charges	9,550	—	9,550
Restructuring charges	3,841	(53)	3,788

Total operating expenses	110,775	(64,045)	46,730
Gain on sale of wireless spectrum licenses	2,664	—	2,664

Loss from operations	(47,881)	3,815	(44,066)

Other income (expense):
Interest income	473	(15)	458
Interest expense	(164,151)	2	(164,149)
Other expense, net	(8,715)	504	(8,211)

Total other income (expense), net	(172,393)	491	(171,902)

Loss from continuing operations before income taxes	(220,274)	4,306	(215,968)
Income tax benefit	100	993	1,093

Net loss from continuing operations	(220,174)	5,299	(214,875)
Loss from discontinued operations	(70,111)	—	(70,111)

Net loss	(290,285)	5,299	(284,986)
Net loss attributed to noncontrolling interest in subsidiary – continuing operations	104	(104)	—

Net loss attributed to NextWave	$(290,181)	$5,195	$(284,986)

Amounts attributed to NextWave common shares:
Loss from continuing operations, net of tax	$(220,070)	$5,195	$(214,875)
Loss from discontinued operations, net of tax	(70,111)	—	(70,111)

Net loss attributed to NextWave common shares	$(290,181)	$5,195	$(284,986)

Net loss per share attributed to NextWave common shares – basic and diluted
Continuing operations	$(9.77)		$(9.54)
Discontinued operations	(3.11)		(3.11)

Net loss	$(12.88)		$(12.65)

Weighted average shares used in per share calculation	22,535		22,535

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NEXTWAVE WIRELESS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 27, 2008

(in thousands, except per share data)

	Historical	Pro Forma Adjustments (e)	Pro Forma
Revenues	$63,009	$(63,009)	$—

Operating expenses:
Cost of revenues	18,819	(18,819)	—
Engineering, research and development	26,370	(25,443)	927
Sales and marketing	12,597	(10,752)	1,845
General and administrative	63,641	(11,205)	52,436
Asset impairment charges	6,837	—	6,837
Restructuring charges	7,582	(203)	7,379

Total operating expenses	135,846	(66,422)	69,424
Gain on sale of wireless spectrum licenses	70,283	—	70,283

Income (loss) from operations	(2,554)	3,413	859

Other income (expense):
Interest income	3,048	(23)	3,025
Interest expense	(99,338)	2	(99,336)
Other expense, net	(2,314)	(387)	(2,701)

Total other income (expense), net	(98,604)	(408)	(99,012)

Loss from continuing operations before income taxes	(101,158)	3,005	(98,153)
Income tax benefit	1,777	1,107	2,884

Net loss from continuing operations	(99,381)	4,112	(95,269)
Loss from discontinued operations	(329,876)	—	(329,876)

Net loss attributed to NextWave	$(429,257)	$4,112	$(425,145)

Amounts attributed to NextWave common shares:
Loss from continuing operations, net of tax	$(99,381)	$4,112	$(95,269)
Less: Preferred stock imputed dividends	(22,769)	—	(22,769)
Accretion of issuance costs on preferred stock	(230)	—	(230)
Exchange of Series A Preferred Stock for Third Lien Notes	104,349	—	104,349

Loss from continuing operations, including preferred stock dividends, costs and exchange	(18,031)	4,112	(13,919)
Loss from discontinued operations, net of tax	(329,876)	—	(329,876)

Net loss attributed to NextWave common shares	$(347,907)	$4,112	$(343,795)

Net loss per share attributed to NextWave common shares – basic and diluted
Continuing operations	$(1.14)		$(0.88)
Discontinued operations	(20.95)		(20.95)

Net loss	$(22.09)		$(21.83)

Weighted average shares used in per share calculation	15,746		15,746

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NEXTWAVE WIRELESS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of NextWave Wireless Inc. as if the sale of our remaining 65% interest in PacketVideo had occurred on July 3, 2010 with respect to the unaudited pro forma condensed consolidated balance sheet and as if the Transactions had occurred on December 30, 2007 with respect to the unaudited pro forma condensed consolidated statement of operations for the six months ended July 3, 2010, and for the years ended January 2, 2010 and December 27, 2008. The unaudited pro forma condensed consolidated balance sheet also presumes of the $111.6 million in gross sales proceeds, $12.5 million is retained by NextWave for general working capital purposes and permitted investments, $5.1 million is paid for estimated direct and incremental transaction costs and the remainder of $94.0 million is used to redeem a portion of our Senior Secured First Lien Notes, plus accrued interest, on July 3, 2010. Actual application of net proceeds to redeem outstanding Senior Secured First Lien Notes and the amount of available working capital upon consummation of the proposed transaction to sell the remaining 65% interest in PacketVideo will be different due to additional indebtedness incurred after the July 3, 2010 balance sheet date.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of NextWave would have been had the Transactions occurred on the dates noted above, or to project the financial position or results of operations of NextWave for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the Transactions and are expected to have a continuing impact on the results of operations of NextWave.

The actual effect of the sales could differ from the pro forma adjustments projected here. However, in the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial statements have been made.

2. Notes to Unaudited Pro Forma Adjustments

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)	To record the sales proceeds and related impact including $12.5 million retained by NextWave for general working capital purposes and permitted investments, $5.1 million in estimated direct and incremental transaction costs and the remainder of $94.0 million used to redeem a portion of our Senior Secured First Lien Notes, plus accrued interest, on July 3, 2010 as follows:

(in thousands)
Gross sale proceeds	$111,600
Less estimated direct and incremental transaction costs	(5,100)

Estimated net sales proceeds	106,500
Less assumed redemption of Senior Secured First Lien Notes and accrued interest on July 3, 2010	(94,000)

Pro forma adjustment to cash and cash equivalents	$12,500

(b)	To eliminate the assets and liabilities of PacketVideo reported in discontinued operations anticipated to be sold to DOCOMO.

(c)	To record the following:

(in thousands)
Reduction in related unamortized debt issue costs	$(40)

Net reduction in other assets	$(40)

Assumed principal redemption of Senior Secured First Lien Notes on July 3, 2010	$(89,120)
Assumed payment of related accrued interest	(4,880)
Reduction in related unamortized discount	2,699

Net reduction in long-term obligations	$(91,301)

Actual application of net proceeds to redeem outstanding Senior Secured First Lien Notes and the amount of available working capital upon consummation of the proposed transaction to sell the remaining 65% interest in PacketVideo will be different due to additional indebtedness incurred after the July 3, 2010 balance sheet date.

(d)	To record the gain on sale of assets, as if the transaction had occurred on July 3, 2010. The actual gain on sale calculated as of the actual transaction date may differ from the gain presented in these unaudited pro forma financial statements. No pro forma adjustment to the statement of operations has been recorded as this is a nonrecurring item.

(in thousands)
Sales price	$111,600
Less estimated transactions costs	(5,100)

Estimated net sales proceeds	106,500
Noncontrolling interest in PacketVideo	14,509
Carrying amount of assets and liabilities of PacketVideo	(41,453)

Estimated net gain on sale	79,556
Interest expense from accelerated amortization of unamortized discount and issue costs on debt assumed to be paid	(2,739)

Change in stockholders’ deficit attributed to NextWave	$76,817

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(e)	To eliminate the revenues, operating expenses, other income (expense), tax provisions (benefits) and noncontrolling interest share in net loss of PacketVideo that was sold.